SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2010

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On December 22, 2010, in the previously-disclosed civil suit filed by Eaton Corporation (“Eaton”) and several Eaton subsidiaries against Triumph Group, Inc. (the “Company”), certain related subsidiaries and certain employees of the Company and its subsidiaries, the Circuit Court of the First Judicial District of Hinds County, Mississippi entered a final order dismissing with prejudice all of the claims which had been asserted by Eaton.  The court’s opinion in support of the order of dismissal was filed under seal and therefore may not be disclosed or discussed by the Company.  The order of dismissal fully ended the litigation of claims by Eaton in the Circuit Court.  On December 28, 2010, Eaton filed a notice of appeal to the Mississippi Supreme Court appealing the order of dismissal and other matters.

The counterclaims of the Company and the other defendants against the Eaton plaintiffs were not affected by the December 22 order and remain pending in the Circuit Court.

Except as specifically set forth above, the Company reaffirms in all material respects the disclosure concerning the Eaton litigation and related proceedings set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 in “Item 3. Legal Proceedings.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2010		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary